Exhibit 99.1
FOR IMMEDIATE RELEASE
Introgen Common Stock to be Delisted from the
Nasdaq Stock Market
AUSTIN, Texas—December 5, 2008 — Introgen Therapeutics, Inc. (NASDAQ:INGN), a developer of targeted molecular therapies for cancer, announced today that it has received a letter from the Nasdaq Listing Qualifications Panel (the “Panel”) stating that it has reached a decision to delist the shares of Introgen from the Nasdaq Stock Market and to suspend trading effective at the open of trading on Tuesday, December 9, 2008.
As previously announced on November 17, 2008, Introgen received a letter from the Panel indicating that shares of Introgen common stock would be transferred from the Nasdaq Global Market to the Nasdaq Capital Market, and that such listing would continue provided that Introgen demonstrated compliance with all continued listing requirements of the Nasdaq Capital Market by March 3, 2009.
On December 4, 2008, Introgen notified the Panel that as a result of the company’s bankruptcy filing, Introgen expects that it will be unable to establish compliance with the continued listing requirements of the Nasdaq Capital Market on or before March 3, 2009. The December 5, 2008 letter from the Panel indicated that in light of the company’s filing for protection under Chapter 11 of the U.S. Bankruptcy Code, and Introgen’s expectation that it will not meet the continued listing standards by March 3, 2009, the Panel has no basis for the continuing listing of Introgen’s shares.
Introgen does not expect to appeal the Panel’s determination and therefore expects that its shares of common stock will be delisted effective at the open of trading on Tuesday, December 9, 2008. As a result, the company expects that there will be a very limited market, or no market at all, in which its securities are traded, and as a result, its stockholders will likely find it difficult to sell their shares of Introgen’s common stock.
For additional information regarding Introgen’s recent bankruptcy filing and the delisting of the company’s common stock, please refer to the Frequently Asked Questions found at http://brownmccarroll.com/introgen. The information set forth on the foregoing website shall not be deemed to be part of or incorporated by reference into any of Introgen’s reports filed pursuant to the Securities Exchange Act of 1934, as amended. This website will be periodically updated as events occur.

ABOUT INTROGEN AND INTROGEN TECHNICAL SERVICES (ITS)
Introgen Therapeutics, Inc. is a biopharmaceutical company focused on the use of naturally occurring tumor suppressors to fight cancer. Introgen Technical Services (ITS) is a wholly owned subsidiary of Introgen, which provides its customers with flexible, scalable Good Manufacturing Practices (GMP) production capabilities, including the skills needed to convert early stage, lab-grade production into robust and scalable therapeutic product classes, suitable for clinical studies and commercial use. Under licenses from Introgen, ITS has access to intellectual properties, including patents, proprietary quality and validation systems, and broad GMP knowledge systems. ITS operates Introgen’s current facilities, which house its process, scale-up, production and fill/finish capabilities.
For more information about Introgen, please visit www.introgen.com. For more information about ITS, please visit www.its-gmp.com.
FORWARD-LOOKING STATEMENTS
Statements in this release that are not strictly historical may be “forward-looking” statements, including those relating to Introgen’s ability to emerge from bankruptcy, restructure its debts, continue operations, to succeed with its manufacturing business, or to complete any strategic transaction. The actual results may differ from those described in this release due to the risks and uncertainties that exist in Introgen’s operations and business environment, including Introgen’s stage of product development and the limited experience in the development of gene-based drugs in general, dependence upon proprietary technology and the current competitive environment, history of operating losses and accumulated deficits, reliance on collaborative relationships, and uncertainties related to clinical trials, the safety and efficacy of Introgen’s product candidates, the ability to obtain the appropriate regulatory approvals, Introgen’s patent protection and market acceptance, as well as other risks detailed from time to time in Introgen’s filings with the Securities and Exchange Commission including its filings on Form 10-K and Form 10-Q. Introgen undertakes no obligation to publicly release the results of any revisions to any forward-looking statements that reflect events or circumstances arising after the date hereof.
Contact:
Vida Communication
Stephanie Diaz (investors)
415-675-7400
sdiaz@vidacommunication.com
Tim Brons (media)
415-675-7400
tbrons@vidacommunication.com